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                                                                     EXHIBIT 5.1



                            GRIGGS & HARRISON, P.C.
                           1301 McKinney, Suite 3200
                           Houston, Texas  77010-3033
                         Telephone ---- (713) 651-0600
                         Facsimile ---- (713) 651-1944




                                  May 21, 1997


Cliffs Drilling Company
1200 Smith Street, Suite 300
Houston, Texas  77002


         Re:     1988 Incentive Equity Plan


Gentlemen:

         We have acted as counsel for Cliffs Drilling Company, a Delaware corporation (the "Company"), in connection with the Company's 1988 Incentive Equity Plan, as amended (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the shares of the Company's Common Stock, par value $.01 per share, when issued pursuant to the Plan in accordance with the terms and provisions thereof, will be duly authorized, validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form S-8 Registration Statement filed by the Company to effect registration of the shares issued pursuant to the Plan under the Securities Act of 1933.

                                        Very truly yours,

                                        GRIGGS & HARRISON, P.C.

                                        /s/  Griggs & Harrison, P.C.